Exhibit 99.2

supplemental report Strategy. Execution. Results. report second quarter 2015 1 Freedom Pointe at The Villages The Villages, FL THE ONLY REIT IN THE S&P 500 ® DIVIDEND ARISTOCRATS® I NDE X THE FIRST HEALTHC ARE REIT S&P 500 IN THE FTSE4Good CDP CLIMATE DISCLOSURE LEADER 2014 MEMBER OF DOW JONES Sustainability Indices In collaboration with RobecoSAM

Sustainability 3 Summary 4 Heat Map - Triple-Net Master Lease Profile 5 Credit Profile 6 Capitalization 8 Indebtedness and Ratios 10 Investments 12 Portfolio Portfolio Summary 15 2 Senior Housing 20 Post-Acute/Skilled 25 Life Science 28 Medical Office 32 Hospital 34 Unconsolidated Joint Ventures 35 Entrance Fee CCRC Portfolio 36 Definitions 37 Reconciliations 41 TABLE OF Contents Company Information 43 Forward Looking Statements & Risk Factors 44

THIS QUAR TER Sustainability 3 2015 HCP Iron Team Challenge Photo courtesy of Firefly Events Teamwork is an important pillar of HCP’s culture and was on display at the Company’s summer team building event 2nd Ranked 2nd in the REIT Industry and 51st overall by the Newsweek Green Rankings, which ranks the 500 largest publicly traded companies on environmental performance FTSE4Good globally recognized responsibility Named to the Index for fourth consecutive year for meeting corporate standards Charitable Giving HCP and its employees contributed to the American Red Cross in support of the Nepal earthquake victims and the Alzheimer’s Association for Brain Awareness Day

THE NUMBERS

Summary

Dollars in thousands, except per share data

	Three Months Ended June 30,	
	2015	2014
Revenues	$ 607,532	$ 536,121
NOI	434,787	439,873
Cash NOI	413,259	409,165
Year-Over-Year SPP Cash NOI % Growth	(0.7%)	2.4%
Year-Over-Year SPP Cash NOI % Growth excluding HCR[2]	3.9%	
Adjusted EBITDA	$ 482,472	$ 455,669
Diluted FFO per common share	0.65	0.73
Diluted FFO as adjusted per common share	0.79	0.75
Diluted FAD per common share	0.69	0.63
Diluted EPS	0.36	0.48
Dividends per common share	0.565	0.545
FFO as adjusted payout ratio	72%	73%
FAD payout ratio	82%	87%
Financial Leverage	45%	39%
Adjusted Fixed Charge Coverage	3.9x	4.1x

(1) Represents cash NOI from real estate owned by HCP, interest income from Debt Investments and HCP's pro rata share of cash NOI (plus cash non-refundable entrance fees) from real estate held in the Company's unconsolidated joint ventures for the quarter ended June 30, 2015.

(2) Excludes amendments to the HCR ManorCare, Inc. ("HCR") master lease (as amended, the "Amended Lease") that were effective April 1, 2015.

(3) Represents the real estate investments owned by HCP, the carrying amount of Debt Investments and HCP's pro rata share of the real estate investments held in the Company's unconsolidated joint ventures excluding assets under development and land held for development as of June 30, 2015.

INCOME FROM INVESTMENT PORTFOLIO[1]



4%
Hospital
14%
Medical Office
39%
Senior Housing
14%
Life Science
29%
Post-Acute/Skilled

	June 30, 2015	
	Property Count	Investment Portfolio[3]
Senior housing	526	$ 9,663,231
Post-acute/skilled	322	6,465,349
Life science	116	3,772,771
Medical office	295	3,608,222
Hospital	20	627,348
	1,279	$ 24,136,921

4

HEAT MAP Triple-Net Master Lease Profile(1) 0.8% 0.4% 0.4% 0.1% 0.7% 0.7% 0.5% 0.1% 0.4% 0.2% 0.4% 0.2% 0.6% 1.3% 0.8% 0.9% 0.4% 0.2% 0.7% 8.3% 0.5% 0.1% 1.4% 0.7% 4% 5 0 2 4 6 8 10 12 14 16 18 2205 TERM (YEARS TO EXPIRATION) 95% INVESTMENT TYPE: Senior Housing Post-Acute/Skilled Hospital No Corporate Guaranty % Share of HCP Annualized Revenues Master leases profiled represent 95% of triple-net Annualized Revenues(1)(2) (1) Excludes master leases with properties acquired during the period required to calculate CFC. (2) Refers to Annualized Revenues from triple-net leases in our senior housing, post-acute/skilled and hospital segments and excludes interest income and properties operated under a RIDEA structure. (3) Represents HCR (guarantor) fixed charge coverage for the trailing 12 months ended June 30, 2015 for their combined senior housing and post-acute/skilled portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. EBITDAR CFC (TRAILING TWELVE MONTHS ENDED 3/31/2015) 12.00x 0.50x 0.75x 1.00x 1.25x 1.50x 0.7% 0.1% 0.5% 0.4% 0. 24.5% (3) 1.2% 0.4% 0.2%

CREDIT Profile Financial Leverage Adjusted Fixed Charge Coverage 5.0x 80% 4.0x 60% 3.0x 43.4% 2.4x 40% 2.3x 2.2x 2.0x 20% 1.0x 0% 0.0x 2010 (1) Pre-CNL 2006 2007 Acquisition 2008 2009 2011 2012 2013 2014 2Q 2015 Pre-CNL 2006 2007 2008 2009 Acquisition 2010 2011 2012 2013 2014 2Q 2015 Secured Debt Ratio Net Debt to Adjusted EBITDA 25% 12.0x 6 10.0x 20% 8.0x 15% 6.0x 5.4x 5.3x 5.3x 5.2x 5.1x 10% 4.0x 5% 2.0x 0.0x 0% 2010 (1) 2010 (1) Pre-CNL 2006 Acquisition 2007 2008 2009 2011 2012 2013 2014 2Q 2015 Pre-CNL 2006 2007 Acquisition 2008 2009 2011 2012 2013 2014 2Q 2015 Credit Ratings (Senior Unsecured Debt) Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 2014 2Q 2015 Standard & Poor’s BBB+ BBB BBB BBB BBB BBB BBB BBB+ BBB+ BBB+ BBB+ (Stable) (1) Pro forma to exclude the temporary benefit resulting from prefunding the HCR acquisition in December 2010. Fitch BBB+BBBBBBBBBBBBBBBBBB+BBB+BBB+BBB+BBB+ (Stable) Moody’sBaa2Baa3Baa3Baa3Baa3Baa3Baa2Baa1Baa1Baa1Baa1 (Stable) 11.4x 8.7x 6.3x 6.2x 6.0x 4.6x 21.2% 15.1%15.8% 14.1% 11.5%11.8% 10.0% 8.3% 6.8% 5.0%4.9% 4.0x 4.1x3.9x 3.6x 2.9x 2.9x 3.1x 2.6x 58.7% 57.4% 48.7% 47.6% 45.4% 38.2% 41.0% 40.2% 39.2% 41.5%

CREDIT

Profile

Same Property NOI Growth



6%
4%
2%
0%
(2%)
(4%)
2.1%
2.4%
2.6%
4.6%
2.0%
4.6%
1.6%
2.1%
3.2%
(2.8%)
4.8%
(0.6%)
4.0%
2.7%
4.2%
3.7%
3.1%
3.9%
3.3%
4.0%
(0.7%)(1)
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2Q 2015
HCP(2)
Major Property Sectors(3)

Total Gross Assets *(in billions)*



$30
$25
$20
$15
$10
$5
$0
$4.7
$10.6
$13.7
$13.2
$13.8
$14.2
$19.2
$22.0
$22.5
$24.5
$25.8
Pre-CNL Acquisition
2006
2007
2008
2009
2010(4)
2011
2012
2013
2014
2Q 2015

FFO as Adjusted Payout Ratio



90%
80%
70%
60%
50%
83%
87%
80%
77%
86%
83%
71%
72%
70%
72%
72%
Pre-CNL Acquisition
2006
2007
2008
2009
2010
2011
2012
2013
2014
2Q 2015

Liquidity(5) *(in billions)*



$2.0
$1.5
$1.0
$0.5
$0.0
$0.3
$0.4
$0.6
$1.4
$1.6
$1.5
$1.1
$1.7
$1.8
$1.3
$1.1
Pre-CNL Acquisition
2006
2007
2008
2009
2010(4)
2011
2012
2013
2014
2Q 2015

(1) Same property NOI for the quarter ended June 30, 2015 grew 3.9%, excluding the HCR Amended Lease effective April 1, 2015.
(2) Presented as originally reported for periods 2005 through 2014.
(3) Compiled by Green Street Advisors and is available in their Commercial Property Outlook report dated May 26, 2015 (the "Green Street Report"); this information represents the average annual same property NOI growth equally weighted for each of five major property sectors: apartment, industrial, mall, office and strip center. The Company's definitions of SPP and NOI may not be comparable to the measures compiled in the Green Street Report, as different methodologies may be used to define or calculate inputs to the growth rates presented.
(4) Pro forma to exclude the temporary benefit resulting from prefunding the HCR acquisition in December 2010.
(5) Represents the availability under the Company's bank line of credit and cash and cash equivalents (unrestricted cash).

7

Capitalization

Dollars and shares in thousands, except price per share data

TOTAL DEBT

	June 30, 2015	December 31, 2014	June 30, 2014
Bank line of credit[1]	$ 1,022,324	$ 838,516	$ 310,000
Term loans[2]	561,525	213,610	234,352
Senior unsecured notes	8,567,293	7,626,194	6,826,884
Mortgage debt	967,072	984,431	1,229,773
Other debt	95,144	97,022	73,020
Consolidated Debt	**$ 11,213,358**	**$ 9,759,773**	**$ 8,674,029**
HCP's share of unconsolidated mortgage debt[3]	301,810	237,203	138,663
HCP's share of unconsolidated other debt[3]	171,937	176,358	—
Total Debt	**$ 11,687,105**	**$ 10,173,334**	**$ 8,812,692**
Cash and cash equivalents	(115,770)	(183,810)	(54,070)
HCP's share of unconsolidated JV cash[3]	(35,796)	(5,818)	(4,442)
Net Debt	**$ 11,535,539**	**$ 9,983,706**	**$ 8,754,180**

TOTAL MARKET CAPITALIZATION

	June 30, 2015		
	Shares	Value	Total Value
Common stock (NYSE: HCP)	462,486	$ 36.47	$ 16,866,865
Convertible partnership (DownREIT) units[4]	6,009	36.47	219,148
Total Market Equity			**$ 17,086,013**
Consolidated Debt			11,213,358
Total Market Equity and Consolidated Debt			**$ 28,299,371**
HCP's share of unconsolidated debt[3]			473,747
Total Market Capitalization			**$ 28,773,118**

(1) Includes £268.5 and £355.0 million translated into U.S. dollars at June 30, 2015 and December 31, 2014, respectively.
(2) Represents £357.0 million translated into U.S. dollars at June 30, 2015 and £137.0 million translated into U.S. dollars at December 31, 2014 and June 30, 2014.
(3) Effective in 2015, the Company reflects its pro rata share of all unconsolidated joint ventures. Certain unconsolidated joint ventures not significant to the Company's total capitalization were not reflected in the 2014 periods presented.
(4) Convertible partnership (DownREIT) units are exchangeable for an amount of cash based on the then-current market value of shares of the Company's common stock at the time of conversion or, at the Company's election, shares of the Company's common stock.

8

Capitalization Common Stock and Equivalents In thousands Common stock equivalent securities: Dilutive impact of options 140 140 140 140 — 188 188 Total common stock and equivalents 469,588 462,106 468,115 468,115 461,380 461,649 467,675 9 Clearwater Senior Housing Clearwater, FL Convertible partnership units 6,009 —6,009 6,009 ——6,026 Restricted stock and units 953 92 92 92 —81 81 Shares Outstanding June 30, 2015 Weighted Average Shares Three Months Ended June 30, 2015 Weighted Average Shares Six Months Ended June 30, 2015 Diluted Diluted Diluted EPSFFOFAD Diluted Diluted Diluted EPSFFOFAD Common stock 462,486 461,874 461,874 461,874 461,380 461,380 461,380

Indebtedness and Ratios

As of June 30, 2015, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

	Bank Line of Credit[1]	Term Loan[2]	Senior Unsecured Notes		Mortgage Debt		Consolidated Debt	HCP's Share of Unconsolidated Debt		Total Debt	
			Amounts	Rates %[3]	Amounts[4]	Rates %[3]		Amounts[5]	Rates %[3]	Amounts	Rates %[3]
2015	$ —	$ —	$ —	—	$ 22,172	5.58	$ 22,172	$ 12,163	5.82	$ 34,335	5.66
2016	—	215,487	900,000	5.10	292,222	6.87	1,407,709	61,984	5.99	1,469,693	5.03
2017	—	—	750,000	6.02	581,891	6.09	1,331,891	104,230	4.75	1,436,121	5.96
2018	1,022,324	—	600,000	6.82	6,583	5.90	1,628,907	53,426	4.81	1,682,333	3.54
2019	—	346,038	450,000	3.96	2,072	N/A	798,110	980	N/A	799,090	3.08
2020	—	—	800,000	2.79	2,078	5.16	802,078	28,401	3.20	830,479	2.81
2021	—	—	1,200,000	5.54	9,384	5.39	1,209,384	347	N/A	1,209,731	5.53
2022	—	—	300,000	3.44	902	N/A	300,902	14,742	4.46	315,644	3.47
2023	—	—	800,000	4.40	964	N/A	800,964	1,947	5.06	802,911	4.40
2024	—	—	1,150,000	4.12	1,031	N/A	1,151,031	87	N/A	1,151,118	4.12
Thereafter	—	—	1,650,000	4.48	48,811	4.88	1,698,811	21,057	3.94	1,719,868	4.48
Subtotal	**$1,022,324**	**$ 561,525**	**$8,600,000**		**$ 968,110**		**$11,151,959**	**$ 299,364**		**$11,451,323**	
Other debt[6]	—	—	—		—		95,144	171,937		267,081	
(Discounts) and premiums, net	—	—	(32,707)		(1,038)		(33,745)	2,446		(31,299)	
Total	**$1,022,324**	**$ 561,525**	**$8,567,293**		**$ 967,072**		**$11,213,358**	**$ 473,747**		**$11,687,105**	
Weighted average interest rate %	1.53	1.97	4.71		6.22		4.41	4.49		4.41	
Weighted average maturity in years	2.75	2.60	6.46		2.83		5.61	3.37		5.55	

(1) Includes £268.5 million translated into U.S. dollars.
(2) Represents £357.0 million translated into U.S. dollars.
(3) Relates to maturing amounts.
(4) Mortgage debt attributable to non-controlling interests at June 30, 2015 was $51.9 million, excluding DownREITs.
(5) Reflects pro rata share of mortgage and other debt in the Company's unconsolidated joint ventures. Includes our pro rata share (9.0%) of $383.0 million in HCR debt that accrues interest at LIBOR plus 350bps (subject to a floor of 150bps) and matures in April 2018.
(6) Represents non-interest bearing Entrance Fee deposits at certain of the Company's senior housing facilities and demand notes that have no scheduled maturities.

10

Indebtedness and Ratios June 30, 2015 December 31, 2014 Financial Leverage (Total Debt/Total Gross Assets) 45.4% 41.5% Secured Debt Ratio (Total Secured Debt/Total Gross Assets) 4.9% 5.0% Fixed Rate Total Debt 90.3% 90.8% 100% 100% 11 FINANCIAL COVENANTS AS OF JUNE 30, 2015(2) Bank Line of Credit Secured Debt Ratio No greater than 30% 5% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.8x (1) $71.7 million of variable-rate mortgages and £357.0 million term loans are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float) using derivative financial instruments. (2) Calculated based on the definitions contained in the credit agreement which may differ from similar terms used in the Company’s consolidated financial statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees. Unsecured Leverage Ratio No greater than 60% 48% Requirement Actual Compliance Leverage Ratio No greater than 60% 46% Variable Rate Total Debt 9.7% 9.2% Fixed and Variable Rate Ratios:(1) Consolidated Secured Debt/Consolidated Gross Assets 3.9% 4.2% Consolidated Debt/Consolidated Gross Assets 45.8% 41.8%

Investments Dollars in thousands INVESTMENTS(1) June 30, 2015 (1) Represents consolidated investments (including related non-controlling interests) and the Company’s pro rata share of investments in unconsolidated joint ventures. (2) Includes debt investments that were converted into sale-leasebacks in April and July 2015. See Notes 4 and 5 on page 13 of this Supplemental Report. (3) On March 30, 2015, the Company and MBK Senior Living (“MBK”) formed an unconsolidated joint venture that acquired three senior housing facilities from MBK. The facilities are managed by MBK in a RIDEA structure. Description Three Months Ended Six Months Ended Debt investments(2) 97,476 261,748 Development commitments — 236,672 12 Memorial Hermann Southwest Houston, TX Total Investments $ 1,351,074 $ 1,837,408 Investment in unconsolidated joint venture(3)—63,200 Investment in real estate assets$ 1,253,598 $ 1,275,788

Investments

For the six months ended June 30, 2015, dollars and square feet in thousands

INVESTMENTS AND DISPOSITIONS

Location/Portfolio	Date	Capacity	Property Count	Segment		Investment [1]/ Net Sales Price
Acquisitions:						
Houston, TX[2]	March 19, 2015	87 Units	1	Senior housing (RIDEA)	$	22,190
Philadelphia, PA	April 30, 2015	705 Sq. Ft.	1	Medical office		158,343
Germantown, TN[2]	June 1, 2015	182 Units	1	Senior housing (RIDEA)		39,534
Sacramento, CA	June 10, 2015	28 Sq. Ft.	1	Medical office		6,650
Houston, TX MSA	June 29, 2015	1,195 Sq. Ft.	11	Medical office		225,000
RIDEA III[3]	June 30, 2015	5,025 Units	35	Senior housing (RIDEA)		824,071
Developments:						
Cypress, TX	January 28, 2015	165 Sq. Ft.	1	Medical office		35,630
South San Francisco, CA	February 6, 2015	253 Sq. Ft.	2	Life science		176,732
Houston, TX	February 12, 2015	117 Units	1	Senior housing		24,310
Debt Investments:						
HC-One[4]	February 6, 2015	—	—	Post-acute/skilled		164,272
Tandem/Consulate Health Care	May 6, 2015	—	—	Post-acute/skilled		55,413
Maria Mallaband[5]	May 20, 2015	—	—	Senior housing		42,063
Investments in Unconsolidated JV:						
MBK joint venture	March 30, 2015	448 Units	3	Senior housing (RIDEA)		63,200
					$	1,837,408
Dispositions:						
Various	January 1, 2015	492 Units	8	Senior housing	$	51,400
Bridgeport, WV	May 1, 2015	51 Units	1	Senior housing		8,600

(1) Represents consolidated investments (including related non-controlling interests) and the Company's pro rata share of investments in unconsolidated joint ventures.
(2) The Company exercised its right to acquire two assisted living senior housing facilities valued at $108.0 million and reflected the repayment of the related development loans funded by the Company of $46.3 million.
(3) Represents HCP's investment in the RIDEA III portfolio and excludes a $6.7 million capital expenditure credit provided by the seller, a $7.5 million deferred tax asset and an $8.1 million net termination fee representing the termination value for two leases, net of the write-off of related straight-line rent and lease intangibles.
(4) On February 6, 2015, the Company expanded its loan facility with HC-One by £107.6 million ($164.3 million) for a total of £502.1 million. On April 15, 2015, the Company converted £174.3 million of the post-acute HC-One debt investment into a sale-leaseback on 21 post-acute care homes and 15 senior housing care homes.
(5) On July 24, 2015, the Company converted the debt investment into a sale-leaseback on two care homes.

13

Investments | Developments and Capital Expenditures

As of June 30, 2015, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Name of Project	Location	Segment	Capacity	Estimated Completion Date	Estimated Total Investment[1]	Investment to Date[1]
Development:						
Robin Run Village	Indianapolis, IN	CCRC JV	69 Units	4Q 2015	$ 6,825	$ 2,867
Deer Park	Deer Park, IL	Senior housing	180 Units	1Q 2016	47,690	26,294
Memorial Hermann - Pearland II	Pearland, TX	Medical office	98 Sq. Ft.	1Q 2016	18,800	11,227
Sky Ridge	Lone Tree, CO	Medical office	118 Sq. Ft.	2Q 2016	29,400	14,492
The Cove at Oyster Point	South San Francisco, CA	Life science	253 Sq. Ft.	3Q 2016	176,732	50,421
Vintage Park	Houston, TX	Senior housing - JV	117 Units	3Q 2016	24,310	4,737
Memorial Hermann - Cypress	Cypress, TX	Medical office	165 Sq. Ft.	4Q 2016	35,630	7,383
Redevelopment:						
Bayfront[2]	St. Petersburg, FL	Medical office	117 Sq. Ft.	4Q 2015	18,670	13,689
Folsom	Sacramento, CA	Medical office	92 Sq. Ft.	1Q 2016	59,350	44,053
					$ 417,407	$ 175,163

LAND HELD FOR DEVELOPMENT

Primary Location	Primary Segment	Gross Site Acreage	Estimated Rentable Sq. Ft.	Investment to Date
California - Bay Area & San Diego	Life science	153	3,151	$ 364,488

CAPITAL EXPENDITURES

	June 30, 2015	
Description	Three Months Ended	Six Months Ended
Total fundings for development, tenant and capital improvements	$ 74,644	$ 139,437

(1) Represents consolidated investments, including non-controlling interests' share and HCP's pro rata share of investments in unconsolidated joint ventures.
(2) Represents a portion of the facility.

14

Portfolio Summary As of and for the quarter ended June 30, 2015, dollars and square feet in thousands Property Count Cash NOI Age (Years) Occupancy % EBITDARM CFC EBITDAR CFC Property Portfolio Investment Capacity Senior housing - operating 106 2,593,843 31,621 21 15,253 Units 86.0 N/A N/A Life science 112 3,686,525 65,430 17 7,379 Sq. Ft. 97.8 N/A N/A Hospital 16 594,085 20,447 29 2,221 Beds 55.1 5.94x 5.53x Interest Income 15 Debt Investments Investment Post-acute/skilled 886,830 23,708 $ 1,054,466 $ 35,945 (1) CFC is not presented for HCR senior housing and post-acute/skilled portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. For additional information, see HCR ManorCare Portfolio Summary. Total $ 23,165,003 $ 449,204 Hospital 16,987 — Senior housing $ 150,649 $ 12,237 1,184 $ 22,110,537 $ 413,259 24 Medical office 228 3,433,022 60,630 22 17,178 Sq. Ft. 90.5 N/A N/A Post-acute/skilled322 5,578,519 111,280 35 39,342 Beds84.0 2.01x (1)1.54x (1) Senior housing 400 $ 6,224,543 $ 123,851 19 35,126 Units 87.4 1.30x (1)1.10x (1)

Treemont Dallas Dallas, TX Portfolio Summary For the quarter ended June 30, 2015, dollars in thousands NOI, CASH NOI AND INTEREST INCOME 16 Rental and RIDEA Revenues Operating Expenses Cash NOI Interest Income Cash NOI and Interest Income Segment NOI(2) Post-acute/skilled 130,895 538 130,357 111,280 23,708 134,988 Medical office 102,585 40,785 61,800 60,630 — 60,630 $ 571,129 $136,342 $ 434,787 $ 413,259 $ 35,945 $ 449,204 (1) Includes revenues of $106.8 million and operating expenses of $75.2 million for the three months ended June 30, 2015 related to 106 assets managed under a RIDEA structure, including one day of operations for 35 assets acquired or transitioned on June 30, 2015. (2) NOI attributable to non-controlling interests for the three months ended June 30, 2015 was $5.6 million, excluding DownREITs. Hospital 21,492 1,271 20,221 20,447 —20,447 Life science 85,409 17,234 68,175 65,430 —65,430 Senior housing(1) $ 230,748 $ 76,514 $ 154,234 $ 155,472 $ 12,237 $ 167,709

Portfolio Diversification As of and for the quarter ended June 30, 2015, dollars in thousands CASH NOI BY STATE Senior Housing Post-Acute/ Skilled Life Science Medical Office % of Total State Properties Hospital Total TX 130 20,419 1,873 — 14,482 6,773 43,547 11 FL 105 18,653 8,293 — 3,702 1,940 32,588 8 IL 51 8,824 10,000 — 336 — 19,160 5 VA 32 6,930 4,066 — 1,025 — 12,021 3 CO 34 4,318 2,074 — 4,685 373 11,450 3 17 1,184 $ 155,472 $ 111,280 $ 65,430 $ 60,630 $ 20,447 $ 413,259 100 OPERATOR/TENANT DIVERSIFICATION Annualized Revenues Company Primary Segment Amount % Brookdale Senior housing 414,161 21 HCA Medical office 65,414 3 Amgen Life science 45,573 2 Tandem/Consulate Health Care Post-acute/skilled 36,908 2 Tenet Hospital 23,376 1 $ 1,929,141 100 Other 651,402 35 Four Seasons Health Care Post-acute/skilled26,5971 GenentechLife science44,6122 HC-One Post-acute/skilled53,5743 Sunrise Senior Living Senior housing94,7665 HCRPost-acute/skilled$ 472,758 25 Other 476 62,499 27,681 6,055 24,065 6,809 127,109 29 WA 27 4,027 2,427 —5,315 —11,7693 MI 38 2,721 9,618 ———12,3393 OH 73 4,745 15,581 —188 —20,5145 PA57 5,451 24,214 —3,880 —33,5458 CA 161 $ 16,885 $ 5,453 $ 59,375 $ 2,952 $ 4,552 $ 89,217 22

Same Property Portfolio As of June 30, 2015, dollars in thousands THREE-MONTH SPP Post-acute/skilled 301 5,388,157 97 85.2% 85.7% (7.7%) (11.0%) 85.2% 83.5% (9.3%) (11.1%) Medical office 205 2,701,687 79 89.8% 91.3% 0.5% 1.2% 89.8% 90.5% (0.5%) 1.2% Total Portfolio 1,010 $ 18,921,346 86 (1.0%) (0.7%) (2.6%) (2.5%) 18 SIX-MONTH SPP Post-acute/skilled 301 5,379,550 96 85.2% 85.7% (2.8%) (3.9%) Medical office 205 2,701,687 79 89.8% 91.3% 0.5% 0.6% Total Portfolio 1,009 $ 18,881,763 85 0.4% 1.3% Total Portfolio excluding HCR1.6%3.6% Hospital 16 594,085 100 59.6% 56.8% 1.1%1.9% Life science 107 3,494,684 95 98.1% 92.2% 5.2%5.8% Percent of Property Property Count Investment Portfolio Year-Over-Year Occupancy NOI Growth 2Q15 2Q14 GAAP Cash Senior housing 380 $ 6,711,757 76 87.3% 87.5% 1.2%4.5% Total Portfolio excluding HCR1.9%3.9%0.3%1.1% Hospital 16 594,085 100 59.6% 56.8% (0.7%)(0.2%)59.6% 54.3% (4.6%)(4.7%) Life science 108 3,525,660 96 98.1% 92.2% 6.2%6.7%98.1% 95.8% 1.7%2.1% Percent of Property Property Count Investment Portfolio Year-Over-Year Sequential Occupancy NOI Growth Occupancy NOI Growth 2Q15 2Q14 GAAP Cash 2Q15 1Q15 GAAP Cash Senior housing 380 $ 6,711,757 76 87.3% 87.5% 2.0%4.9%87.3% 88.1% 1.7%2.3%

Expirations and Maturities

As of June 30, 2015, dollars in thousands

ANNUALIZED REVENUES - LEASE EXPIRATIONS[1]

Year	Total	% of Total	Senior Housing [3]	Post-Acute/ Skilled	Life Science	Medical Office	Hospital
2015[2]	$ 37,146	2	$ 220	$ —	$ 1,222	$ 35,704	$ —
2016	62,049	4	13,140	—	10,221	38,688	—
2017	107,330	7	9,221	—	32,737	52,646	12,726
2018	136,513	8	49,975	1,168	37,904	47,466	—
2019	91,057	6	8,954	18,939	15,666	40,152	7,346
2020	149,026	9	40,213	6,983	56,053	38,018	7,759
2021	66,139	4	10,704	351	35,781	17,821	1,482
2022	52,101	3	2,129	3,274	16,813	18,436	11,449
2023	68,357	4	23,604	—	34,960	9,793	—
2024	63,556	4	30,698	—	7,716	11,572	13,570
Thereafter	810,796	49	312,683	418,470	21,990	36,441	21,212
	$ 1,644,070	**100**	**$ 501,541**	**$ 449,185**	**$ 271,063**	**$ 346,737**	**$ 75,544**

ANNUALIZED REVENUES - DEBT INVESTMENT MATURITIES[1]

Year	Total	Senior Housing	Post-Acute/ Skilled
2015	$ 3,637	$ —	$ 3,637
2016	5,565	5,565	—
2017	3,128	3,128	—
2018	31,176	1,587	29,589
2019	30,207	—	30,207
2020	26,597	—	26,597
2021	—	—	—
2022	992	992	—
2023	—	—	—
2024	—	—	—
Thereafter	—	—	—
	$ 101,302	**$ 11,272**	**$ 90,030**

(1) Assumes that renewals, purchase options, borrower prepayment and tenant options are not exercised.
(2) Includes month-to-month and holdover leases.
(3) Excludes $183.8 million of annualized NOI related to 106 facilities operated under a RIDEA structure by Brookdale.

19

Senior Housing As of and for the quarter ended June 30, 2015, dollars in thousands INVESTMENTS Property Count Cash NOI Occupancy % EBITDARM CFC EBITDAR CFC Property Portfolio Investment Units Assisted living 252 $ 3,282,761 $ 65,289 18,565 88.4 1.29x 1.09x CCRCs 11 521,978 12,032 3,091 86.6 1.27x 1.06x Assisted living 27 625,898 10,850 3,130 87.3 1.53x 1.21x Total Leased Portfolio 400 $ 6,224,543 $ 123,851 35,126 87.4 1.30x 1.10x 20 Operating Properties (RIDEA): 506 $ 8,818,386 $ 155,472 50,379 Interest Income Investment Debt Investments Maria Mallaband 42,531 326 $ 150,649 $ 12,237 Total $ 8,969,035 $ 167,709 Other 17,569 341 Participating development loans $ 90,549 $ 11,570 Various 106 2,593,843 31,621 15,253 86.0 N/A N/A HCR DFLs66 952,509 17,058 4,604 82.2 N/A N/A Direct Financing Leases: Independent living 44 841,397 18,622 5,736 89.6 1.23x 1.09x Operating Leases:

Senior Housing Leased and Debt Investment Relationships As of and for the quarter ended June 30, 2015, dollars in thousands Leased Portfolio(1) Properties Cash NOI Sunrise Senior Living 1,333,158 22,266 22,530 48 98 5,557 88.4 1.44x 1.16x Harbor Retirement Associates 211,699 4,548 4,421 14 100 1,346 82.8 1.50x 1.27x 21 Aegis Senior Living 182,152 3,942 4,145 10 80 701 89.5 1.27x 1.12x $ 6,375,192 $ 142,995 $ 136,088 400 98 35,126 87.4 1.30x 1.10x (1) Occupancy and CFC are reported for leased properties that have been held for the trailing 12 months ended one quarter in arrears from the date reported. CFC also excludes the senior housing HCR portfolio as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. Other 814,432 27,102 27,115 64 97 4,979 87.3 1.17x 1.01x Maria Mallaband 182,685 3,263 2,886 23 100 967 ——— HCR952,509 20,110 17,058 66 100 4,604 82.2 —— NOI andand Interest Operator InvestmentInterest Income Income Count % Pooled Occupancy EBITDARMEBITDAR Units %CFCCFC Brookdale $ 2,698,557 $ 61,764 $ 57,933 175 98 16,972 88.9 1.26x 1.08x

Senior Housing Operating Portfolio As of and for the quarter ended June 30, 2015, dollars in thousands, except REVPOR OPERATING PORTFOLIO METRICS(1) % of total NOI 3-Month Occupancy % Market Investment Cash NOI IL Units AL Units REVPOR Denver, CO 282,872 48 0.2 586 283 — — Miami, FL 185,472 2,595 8.2 710 481 93.8 3,496 22 Memphis, TN 87,251 353 1.1 261 100 77.1 3,562 Sarasota, FL 82,090 869 2.8 126 297 97.3 4,443 Boston, MA 74,477 882 2.8 — 227 76.0 5,518 $ 2,593,843 $ 31,621 100.0 6,373 8,880 86.0 $ 4,067 (1) During the quarter ended June 30, 2015, 36 assets were acquired, including 35 assets acquired on June 30, 2015 for which cash NOI includes one day of operations. Occupancy and REVPOR exclude these 36 assets as a full quarter of activity is not available. Other 1,106,473 14,748 46.5 1,819 5,898 84.0 4,585 Richmond, VA74,611 319 1.0 —310 72.7 4,717 Providence, RI82,755 1,411 4.5 111 491 85.9 4,411 Tampa, FL103,758 1,446 4.6 326 282 81.3 3,727 Chicago, IL214,928 3,480 11.0 715 424 86.5 4,118 Houston, TX$ 299,156 $ 5,470 17.3 1,719 87 90.9 $ 2,520

Senior Housing | Operating Portfolio Trend

Dollars in thousands, except REVPOR

TOTAL OPERATING PORTFOLIO

	2Q14	3Q14(1)	4Q14	1Q15	2Q15(2)
Property count	20	68	68	70	106
Units	4,615	9,869	9,869	10,053	15,253
3-month Occupancy %	88.4	86.0	86.7	86.4	86.0
REVPOR	$ 3,090	$ 4,038	$ 4,048	$ 4,058	$ 4,067
NOI:					
Total revenues	$ 37,930	$ 62,182	$ 103,430	$ 105,013	$ 106,826
Operating expenses	(23,877)	(42,094)	(74,073)	(74,598)	(75,205)
	$ 14,053	**$ 20,088**	**$ 29,357**	**$ 30,415**	**$ 31,621**
NOI Margin %	37.0	32.3	28.4	29.0	29.6
Total CAPEX	$ 2,698	$ 5,793	$ 12,393	$ 5,892	$ 10,191

SAME STORE PORTFOLIO

	2Q14	3Q14	4Q14	1Q15	2Q15
Property count	20	20	20	20	20
Units	4,615	4,612	4,612	4,613	4,612
3-month Occupancy %	88.4	89.6	90.4	90.1	90.2
REVPOR	$ 3,090	$ 3,094	$ 3,088	$ 3,151	$ 3,187
NOI:					
Total revenues	$ 37,930	$ 38,418	$ 38,524	$ 39,269	$ 38,920
Operating expenses	(23,877)	(23,786)	(25,181)	(23,940)	(23,580)
	$ 14,053	**$ 14,632**	**$ 13,343**	**$ 15,329**	**$ 15,340**
NOI Margin %	37.0	38.1	34.6	39.0	39.4
		Year-Over-Year Three-Month SPP Growth			**9.2%**

(1) Includes 48 assets transitioned from an operating lease to a RIDEA structure on August 29, 2014. NOI includes activity for the portion of the quarter held in a RIDEA structure.

(2) Includes 36 assets acquired during the quarter, including 35 assets acquired on June 30, 2015 for which NOI includes one day of activity. Occupancy and REVPOR exclude these 36 assets as a full quarter of activity is not available.

23

Senior Housing Same Property Portfolio Dollars in thousands 2Q14 3Q14 4Q14 1Q15 2Q15 Investment $ 6,594,707 $ 6,605,768 $ 6,624,318 $6,697,839 $ 6,711,757 3-month Occupancy % 87.5 87.4 88.0 88.1 87.3 EBITDAR CFC(1) 1.13x 1.12x 1.12x 1.10x 1.10x 24 Total revenues $ 162,444 $ 162,469 $ 166,735 $ 162,903 $ 165,762 $ 138,140 $ 138,263 $ 141,082 $ 138,559 $ 140,852 Non-cash adjustments to NOI (9,999) (8,132) (5,171) (7,097) (6,394) Year-Over-Year Three-Month SPP Growth 4.9% (1) EBITDARM and EBITDAR CFCs have been restated for the prior periods to exclude ancillary income for our Brookdale portfolio due to a change in reporting by Brookdale. $ 128,141 $ 130,131 $ 135,911 $ 131,462 $ 134,458 Cash NOI: Operating expenses (24,304) (24,206) (25,653) (24,344) (24,910) NOI: EBITDARM CFC(1)1.33x 1.32x 1.32x 1.30x 1.30x Units 37,885 37,880 37,844 37,839 37,848 Property count 380 380 380 380 380

Post-Acute/Skilled

As of and for the quarter ended June 30, 2015, dollars in thousands

INVESTMENTS

Leased Properties	Property Count	Investment	Cash NOI	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
Operating leases[1]	55	$ 402,602	$ 10,160	4,978	85.3	2.01x	1.54x
HCR DFLs	267	5,175,917	101,120	34,364	83.9	N/A	N/A
	322	**$ 5,578,519**	**$ 111,280**	**39,342**	**84.0**	**2.01x**	**1.54x**

Debt Investments	Investment	Interest Income	DSC
HC-One[1]	$ 456,717	$ 9,784	N/A
Tandem/Consulate Health Care	255,836	7,247	1.34x
Four Seasons Health Care	174,277	6,677	1.09x
	$ 886,830	**$ 23,708**	
Total	**$ 6,465,349**	**$ 134,988**	

OPERATOR CONCENTRATION

				Property Portfolio[2]					
				Properties					
Operator	Investment	NOI and Interest Income	Cash NOI and Interest Income	Count	% Pooled	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
HCR	$ 5,175,917	$ 119,787	$ 101,120	267	100	34,364	83.9	N/A	N/A
HC-One[1]	647,079	13,096	12,691	21	100	1,341	—	N/A	N/A
Tandem/Consulate Health Care	318,936	9,103	9,077	9	100	932	95.1	2.70x	2.16x
Four Seasons Health Care	174,277	6,677	6,677	—	—	—	—	N/A	N/A
Covenant Care	70,232	2,866	2,878	12	100	1,262	84.2	1.73x	1.25x
Trilogy Health Services	41,958	1,642	1,647	5	100	619	88.1	1.95x	1.59x
Other	36,950	894	898	8	50	824	73.6	1.76x	1.26x
	$ 6,465,349	**$ 154,065**	**$ 134,988**	**322**	**99**	**39,342**	**84.0**	**2.01x**	**1.54x**

(1) On April 15, 2015, the Company converted £174 million of the post-acute HC-One debt investment into a sale-leaseback of 21 post-acute facilities and 15 senior housing facilities.
(2) Presented for leased properties and excludes Debt Investments.

25

Post-Acute/Skilled Dollars in thousands SAME PROPERTY PORTFOLIO 2Q14 3Q14 4Q14 1Q15 2Q15 Investment $ 5,813,147 $ 5,844,587 $ 5,875,526 $ 5,357,048 $ 5,388,157 3-month Occupancy % 85.7 84.3 83.2 83.5 85.2 Total revenues $ 138,197 $ 139,087 $ 139,790 $ 140,576 $ 127,561 26 $ 138,122 $ 139,010 $ 139,847 $ 140,497 $ 127,476 Non-cash adjustments to NOI (15,871) (16,678) (17,389) (18,083) (18,672) Year-Over-Year Three-Month SPP Growth (11.0%) SPP Metrics (excludes HCR) EBITDAR CFC 1.61x 1.56x 1.55x 1.52x 1.54x Quality Mix % 61.4 61.3 61.0 61.2 61.5 EBITDARM CFC2.08x 2.03x 2.02x 1.99x 2.01x $ 122,251 $ 122,332 $ 122,458 $ 122,414 $ 108,804 Cash NOI: Operating expenses (75) (77) 57 (79) (85) NOI: Beds38,324 38,328 38,309 38,089 38,001 Property count 301 301 301 301 301

Post-Acute/Skilled | HCR ManorCare Portfolio Summary

As of and for the quarter ended June 30, 2015, dollars in thousands

HCP INVESTMENT IN HCR MANORCARE

	Property Count	Investment	NOI[1]	Cash NOI	Capacity	Occupancy %
Assisted living	66	$ 952,509	$ 20,110	$ 17,058	4,604 Units	82.2
Post-acute/skilled	267	5,175,917	119,787	101,120	34,364 Beds	83.9
	333	**$ 6,128,426**	**$ 139,897**	**$ 118,178**		**83.7**

For the trailing twelve months ended, dollars in thousands

HCR MANORCARE PERFORMANCE

			Facility EBITDARM		Facility EBITDAR [2]		HCR OpCo (guarantor) Fixed Charge Coverage[3]	
	Medicare %	Quality Mix %	Amount	CFC	Amount	CFC	As Reported	Normalized
December 31, 2014	33.2	66.6	$ 565,920	1.09x	$ 430,915	0.83x	1.03x	1.08x
March 31, 2015	32.8	66.5	569,238	1.09x	434,217	0.83x	1.04x	1.08x
June 30, 2015	32.2	66.1	574,832	1.14x	440,501	0.87x	1.09x	1.11x

Trailing 12-month coverage ratios are based on master lease terms prior to the Amended Lease effective April 1, 2015. The initial lease year rent under the Amended Lease is reduced by a net $68 million from $541 million to $473 million. As previously announced, the Company and HCR also agreed to market for sale 50 non-strategic assets that are under the Amended Lease. Proceeds from the sales are projected to range from $300 - $350 million, resulting in annual rent reductions under the Amended Lease of between $23 and $27 million based on 7.75% of the net sales proceeds. **The Company continues to expect facility level EBITDAR coverage and HCR OpCo FCC to improve to 1.05x-1.07x and 1.28x-1.30x, respectively, on a pro forma basis reflecting the full-year run-rate impact from the Amended Lease and pending sales of 50 non-strategic assets.**

(1) Assisted living and post-acute/skilled NOI includes reductions of $2.1 million and $12.4 million, respectively, related to HCP's equity interest in HCR.
(2) Facility EBITDAR includes non-cash accrual charges for general and professional liability claims of $21 million for the periods ended December 31, 2014 and March 31, 2015 and $3 million for the period ended June 30, 2015. Facility EBITDAR also includes an imputed management fee of 4%.
(3) HCR (guarantor) fixed charge coverage ("FCC") is based on EBITDAR that includes home health and hospice EBITDAR and actual corporate general and administrative expenses that range from 3.4% to 3.6% of revenues. As Reported FCC also includes non-cash accrual charges for general and professional liability claims of $24 million for the periods ended December 31, 2014 and March 31, 2015 and $12 million for the period ended June 30, 2015. These charges are excluded for purposes of calculating normalized FCC. HCR's fixed charges include cash rent and cash interest expense.

27

Life Science As of and for the quarter ended June 30, 2015, dollars and square feet in thousands INVESTMENTS Property Count Cash NOI Square Feet Occupancy % Leased Properties Investment San Diego 24 676,288 10,825 1,789 95.2 112 $ 3,686,525 $ 65,430 7,379 97.8 SAME PROPERTY PORTFOLIO 28 2Q14 3Q14 4Q14 1Q15 2Q15 Investment $3,445,242 $3,470,006 $3,503,497 $3,516,368 $3,525,660 Occupancy % 92.2 93.6 94.5 95.8 98.1 Total revenues $ 75,365 $ 75,619 $ 76,176 $ 78,393 $ 80,112 $ 61,500 $ 61,595 $ 61,711 $ 64,241 $ 65,322 Non-cash adjustments to NOI (2,513) (1,936) (1,773) (2,572) (2,361) Year-Over-Year Three-Month SPP Growth 6.7% $ 58,987 $ 59,659 $ 59,938 $ 61,669 $ 62,961 Cash NOI: Operating expenses (13,865) (14,024) (14,465) (14,152) (14,790) NOI: Square feet 6,969 6,970 6,978 6,978 6,979 Property count 108 108 108 108 108 Other 13 240,574 6,055 913 99.2 San Francisco 75 $ 2,769,663 $ 48,550 4,677 98.6

Life Science Dollars and square feet in thousands, except dollars per square foot SELECTED LEASE EXPIRATION DATA (NEXT 3 YEARS) Total San Francisco San Diego Other 2016 369 5 10,221 4 317 8,655 52 1,566 — — Thereafter 5,881 81 226,883 84 3,830 173,079 1,299 33,646 752 20,158 29 LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change In Rents HCP Tenant Improvements Per Sq. Ft. Leasing Costs Per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Expirations (174) 38.09 New leases 204 30.79 59.07 11.73 88 (1) Includes month-to-month and holdover leases. Leased Square Feet as of June 30, 2015 7,218 $ 37.55 Renewals, amendments and extensions 121 30.53 13.7 $ 7.37 $10.48 64 66% Leased Square Feet as of March 31, 2015 7,067 $ 37.80 7,218 100 $ 271,063 100 4,609 $ 198,867 1,703 $ 48,821 906 $ 23,375 2017 911 13 32,737 12 447 16,909 310 12,611 154 3,217 Square Annualized Year Feet % Revenues % Square Annualized Feet Revenues Square Annualized Feet Revenues Square Annualized Feet Revenues 2015(1)57 1 $ 1,222 —15 $ 224 42 $ 998 —$ —

Seaport Plaza Redwood City, CA Life Science As of June 30, 2015, dollars and square feet in thousands TENANT CONCENTRATION 30 Genentech 856 12 44,612 16 LinkedIn Corporation 373 5 13,932 5 Google 290 4 9,758 4 Takeda 166 2 7,460 3 ARUP 324 4 5,661 2 7,218 100 $ 271,063 100 Other 3,376 48 101,390 37 General Atomics 397 6 6,486 2 Myriad Genetics 310 4 7,673 3 Exelixis, Inc. 295 4 13,539 5 Rigel Pharmaceuticals 147 2 14,979 6 Square Feet Annualized Revenues % of Amount Total % of Amount Total Amgen 684 9 $ 45,573 17

Lone Peak Emergency Center Draper, UT 31

Medical Office As of and for the quarter ended June 30, 2015, dollars and square feet in thousands INVESTMENTS Healthcare System Affiliated % Property Count Cash NOI Square Feet Occupancy % Leased Properties Investment Off-campus 52 741,020 12,772 3,170 85.6 67.3 32 SAME PROPERTY PORTFOLIO 2Q14 3Q14 4Q14 1Q15 2Q15 Investment $ 2,646,105 $ 2,655,971 $ 2,689,626 $ 2,694,843 $ 2,701,687 Occupancy % 91.3 91.1 91.1 90.5 89.8 Total revenues $ 89,110 $ 88,079 $ 88,225 $ 88,954 $ 89,744 $ 54,719 $ 53,097 $ 55,465 $ 55,266 $ 54,968 Non-cash adjustments to NOI (515) 652 (105) (1,052) (110) Year-Over-Year Three-Month SPP Growth 1.2% $ 54,204 $ 53,749 $ 55,360 $ 54,214 $ 54,858 Cash NOI: Operating expenses (34,391) (34,982) (32,760) (33,688) (34,776) NOI: Square feet 13,962 13,960 13,960 13,964 13,964 Property count 205 205 205 205 205 228 $ 3,433,022 $ 60,630 17,178 90.5 94.0 On-campus 176 $ 2,692,002 $ 47,858 14,008 91.6 100.0

Medical Office Dollars and square feet in thousands, except dollars per square foot SELECTED LEASE EXPIRATION DATA (NEXT 3 YEARS) Total On-Campus Off-Campus 2016 1,718 11 38,688 11 1,522 34,213 196 4,475 Thereafter 10,113 65 219,699 64 8,274 178,518 1,839 41,181 33 LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change In Rents (2) HCP Tenant Improvements Per Sq. Ft. Leasing Costs Per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Acquisitions 1,861 16.02 Renewals, amendments and extensions 605 24.39 0.7 $ 6.65 $3.36 69 75% Terminations (25) 23.23 (1) Includes month-to-month and holdover leases. (2) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease. Leased Square Feet as of June 30, 2015 15,543 $ 23.79 New leases135 22.54 21.61 4.94 77 Expirations (784) 24.03 Leased Square Feet as of March 31, 2015 13,751 $ 23.61 15,543 100 $ 346,737 100 12,830 $ 285,398 2,713 $ 61,339 2017 2,221 14 52,646 15 1,741 41,258 480 11,388 Year Square Annualized Feet % Revenues % Square Annualized Feet Revenues Square Annualized Feet Revenues 2015(1) 1,491 10 $ 35,704 10 1,293 $ 31,409 198 $ 4,295

Hospital As of and for the quarter ended June 30, 2015, dollars in thousands INVESTMENTS Occupancy % (1) Property Count Cash NOI EBITDARM CFC EBITDAR CFC Leased Properties Investment Beds Other 11 213,857 5,397 713 61.5 2.52x 2.26x Interest Income Debt Investments Investment Total $ 611,072 $ 20,447 34 SAME PROPERTY PORTFOLIO 2Q14 3Q14 4Q14 1Q15 2Q15 Investment $ 593,548 $ 593,717 $ 594,048 $ 594,085 $ 594,085 3-month Occupancy %(1) 56.8 53.6 52.7 54.3 59.6 EBITDAR CFC 5.44x 5.32x 5.34x 5.43x 5.53x Total revenues $ 21,255 $ 21,547 $ 22,123 $ 22,229 $ 21,479 $ 20,360 $ 20,597 $ 21,142 $ 21,192 $ 20,208 Non-cash adjustments to NOI 106 130 142 252 226 (1) Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data. Year-Over-Year Three-Month SPP Growth (0.2%) $ 20,466 $ 20,727 $ 21,284 $ 21,444 $ 20,434 Cash NOI: Operating expenses (895) (950) (981) (1,037) (1,271) NOI: EBITDARM CFC5.85x 5.73x 5.74x 5.83x 5.94x Beds2,221 2,221 2,221 2,221 2,221 Property count 16 16 16 16 16 Delphis $ 16,987 $ — 16 $ 594,085 $ 20,447 2,221 55.1 5.94x 5.53x Acute care 5 $ 380,228 $ 15,050 1,508 50.1 7.25x 6.78x

Unconsolidated Joint Ventures

As of and for the quarter ended June 30, 2015, dollars and square feet in thousands

INVESTMENTS

	Total	Medical Office (1)	Life Science	Senior Housing
HCP's ownership percentage		20% - 67%	50% - 63%	45% - 72%
Joint venture's Investment	$ 1,169,388	$ 852,615	$ 152,692	$ 164,081
Joint venture's mortgage debt	583,738	462,351	—	121,387
HCP's net equity investment(2)	133,384	36,952	69,293	27,139
Property count	81	71	4	6
Capacity		3,497 Sq. Ft.	278 Sq. Ft.	743 Units
Occupancy %		84.1	87.2	95.2

SELECTED FINANCIAL DATA

	Three Months Ended June 30, 2015		
Joint Venture Results:	Medical Office (1)	Life Science	Senior Housing (3)
Total revenues	$ 20,766	$ 2,839	$ 9,828
Operating expenses	(8,814)	(561)	(5,741)
NOI	**$ 11,952**	**$ 2,278**	**$ 4,087**
Depreciation and amortization	(7,470)	(390)	(1,836)
General and administrative expenses	(990)	(7)	(76)
Interest expense and other	(7,315)	—	(1,165)
Net (loss) income	**$ (3,823)**	**$ 1,881**	**$ 1,010**
Depreciation and amortization	7,470	390	1,836
FFO	**$ 3,647**	**$ 2,271**	**$ 2,846**
Non-cash adjustments to NOI	(428)	(128)	(34)
Leasing costs and tenant and capital improvements	(3,053)	(110)	—
FAD	**$ 166**	**$ 2,033**	**$ 2,812**
HCP's Pro Rata Share:			
NOI	$ 2,863	$ 1,324	$ 961
Net income (loss)	(639)	1,096	432
FFO	1,037	1,321	780
FAD	224	1,194	780

(1) Includes four hospitals with a capacity of 155 beds, Investment of $81.4 million, NOI of $1.5 million, and Cash NOI of $1.2 million as of and for the quarter ended June 30, 2015.

(2) Represents the carrying value of the Company's equity interest in the respective unconsolidated joint venture as reported on its consolidated balance sheets, which may differ from the capital balance as presented at the joint venture level.

(3) On March 30, 2015, the Company and MBK formed an unconsolidated joint venture that acquired three senior housing facilities from MBK. The facilities are managed by MBK in a RIDEA structure.

35

Unconsolidated Joint Ventures

Entrance Fee CCRC Portfolio

As of and for the quarter ended June 30, 2015, dollars in thousands except REVPOR

CAPITALIZATION		PORTFOLIO METRICS	
Joint venture's Investment	$ 1,238,009	CCRC campuses	14
Joint venture's mortgage debt (excludes Entrance Fees)	$ 199,109	Units	6,849
HCP's equity ownership	49%	Occupancy	84.0%
HCP's net equity investment[1]	$ 452,283	REVPOR	$ 4,826

SELECTED FINANCIAL DATA

Cash Entrance Fee Sales:	
# of closings	170
# of refunds	171
Total Entrance Fee proceeds	$26,040
Refunds of Entrance Fees	$13,042
Non-refundable Entrance Fee %	69%

	JV Total	HCP's 49% Interest	
Joint Venture Results:	GAAP/FFO	GAAP/FFO	Cash/FAD
Resident fees and services	$ 83,697	$ 41,012	$ 41,012
Operating expenses	(73,270)	(35,903)	(36,394)
Non-refundable Entrance Fee sales, net[2]	1,482	726	7,469
NOI	**$ 11,909**	**$ 5,835**	**$ 12,087**
Interest expense and other	(1,616)	(792)	(1,059)
Depreciation and amortization	(18,913)	(9,267)	—
Other items	660	323	323
Net (loss) income	**$ (7,960)**	**$ (3,901)**	**$ 11,351**
Depreciation and amortization	18,913	9,267	—
Tenant and capital improvements	—	—	(592)
FFO/FAD	**$ 10,953**	**$ 5,366**	**$ 10,759**

(1) Represents the carrying value of the Company's equity interest in the respective unconsolidated joint venture as reported on its consolidated balance sheets, which may differ from the capital balance as presented at the joint venture level.

(2) Non-refundable Entrance Fees are recognized on a GAAP/FFO basis over the estimated stay of the residents and are recognized on a cash/FAD basis upon receipt, net of a reserve for early terminations. See Entrance Fees in Definitions.

36

REPORTING Definitions Adjusted Fixed Charge Coverage* Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders, if applicable. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges. Annualized Revenues The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Revenues for operating properties under a RIDEA structure are calculated based on the most recent quarter’s NOI annualized for 12 months. Excludes properties sold or held for sale during the quarter. Further, Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL interest accretion and deferred revenues). The Company uses Annualized Revenues for the purpose of determining Operator/Tenant Diversification, Lease Expirations and Debt Investment Maturities. Cash Flow Coverage (“CFC”)* Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to the Company for the same period. CFC is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for (i) the disaggregated HCR senior housing and post-acute/skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty; (ii) properties operated under a RIDEA structure; or (iii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Consolidated Debt The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to the Company’s unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements. Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). Debt Investments Loans secured by a direct interest in real estate and mezzanine loans. Debt Service The periodic payment of interest expense and principal amortization on secured loans. Debt Service Coverage (“DSC”)* Facility EBITDA divided by Debt Service. DSC is a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company under the respective loan agreements. DSC is subject to the same limitations and qualifications as Facility EBITDA. Development Includes ground-up construction and redevelopments. Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable, and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield. EBITDA and Adjusted EBITDA* Earnings before interest, taxes, depreciation and amortization for the Company. EBITDA is a supplemental measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments (recoveries), gains or losses from real estate dispositions, transaction-related items, severance-related charges, litigation settlement charges, gain upon consolidation of joint venture and foreign currency exchange gains (losses). Adjusted EBITDA permits investors to view income from the Company’s operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allow for a more meaningful comparison of the Company’s operating performance between quarters as well as annual periods, and to the operating performance of other companies. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments (if applicable). EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. 37

REPORTING Definitions Entrance Fees Certain of the Company’s communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For GAAP NOI, net income and FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as current liabilities. Facility EBITDA* EBITDA for a particular facility (not the Company), for the trailing twelve months and one quarter in arrears from the date reported. The Company uses Facility EBITDA in determining Debt Service Coverage. Facility EBITDA is subject to the same limitations as EBITDA. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives periodic financial information from borrowers regarding the performance under the loan agreement. The Company utilizes Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company. Facility EBITDA includes a management fee as specified in the borrower loan agreements with the Company. All borrower financial performance data was derived solely from information provided by borrowers without independent verification by the Company. Facility EBITDAR and Facility EBITDARM* Earnings before interest, taxes, depreciation, amortization and rent (and management fees (“mgmt fees”)), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR or Facility EBITDARM in determining Cash Flow Coverage and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes (i) contractual management fees, (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled facilities, with the exception of the HCR portfolio which uses 4% or (iii) an imputed management fee of 2% for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as Facility EBITDA. Facility EBITDAR and Facility EBITDARM are not presented for (i) the disaggregated HCR senior housing and post-acute/skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty; (ii) properties operated under a RIDEA structure; or (iii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Financial Leverage* Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s pro rata share of total debt from the Company’s unconsolidated joint ventures is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Fixed Charges* Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations. Funds Available for Distribution (“FAD”)* See the “Funds Available for Distribution” section of the accompanying earnings release for information regarding FAD. Funds From Operations (“FFO”)* See the “Funds From Operations” section of the accompanying earnings release for information regarding FFO and FFO as adjusted. FAD Payout Ratio* Dividends declared per common share divided by diluted FAD per common share for a given period. The FAD Payout Ratio is a supplemental measure of the portion of FAD being declared as dividends to common stockholders. FAD Payout Ratio is subject to the same limitations and qualifications as FAD. REP OR TING Definitions 38 FFO Payout Ratio* Dividends declared per common share divided by diluted FFO or FFO as adjusted per common share for a given period. The ratio is a supplemental measure of the portion of FFO or FFO as adjusted being declared as dividends to common stockholders. The ratio is subject to the same limitations and qualifications as FFO and FFO as adjusted. Healthcare System Affiliated Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system. Investment Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization less the value attributable to refundable entrance fee liabilities and (ii) the carrying amount of DFLs and Debt Investments.

REPORTING Definitions Net Debt* Total Debt less the carrying amount of cash and cash equivalents as reported in the Company’s consolidated financial statements and the Company’s pro rata share of cash and cash equivalents from the Company’s unconsolidated joint ventures. Net Debt to Adjusted EBITDA* Net Debt divided by Adjusted EBITDA is a supplemental measure of the Company’s ability to decrease its debt. Because the Company may not be able to use its cash to reduce its debt on a dollar-for-dollar basis, this measure may have material limitations. Pre-CNL Acquisition As of and for the six months ended June 30, 2006 (12 months for Adjusted Fixed Charge Coverage). The Company completed mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp. (collectively, “CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006. Quality Mix Non-Medicaid revenues as a percentage of total revenues for the trailing 12 months ended one quarter in arrears from the period presented. Redevelopment Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties. Net Operating Income from Continuing Op-erations (“NOI”) and Cash NOI* See the “Net Operating Income and Same Property Performance” section of the accompanying earnings release for information regarding NOI and Cash NOI. Rental and RIDEA Revenues Rental and related revenues, tenant recoveries, resident fees and services, and income from DFLs. Occupancy For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing leased facilities, post-acute/skilled facilities and hospitals, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month and twelve-month periods ended one quarter in arrears from the date reported. For operating properties under a RIDEA structure, Occupancy represents the facilities’ average operating Occupancy for the period presented. The percentages are calculated based on units, licensed beds and available beds for senior housing facilities, post-acute/ skilled facilities and hospitals, respectively. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. Retention Rate The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease. REVPOR The 3-month average revenue per occupied room for the most recent quarter end. 39 RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility. Same Property Portfolio (“SPP”) Stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented excluding assets held for sale. SPP statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates changes in the composition of the Company’s portfolio of properties. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Owned Portfolio Represents owned properties subject to operating leases and DFLs, properties operated under a RIDEA structure and Debt Investments, and excludes properties under development, including redevelopment, land held for development and real estate owned by the Company’s unconsolidated joint ventures. Pooled Leases Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of cross default protection, a pooling agreement or multiple pooling agreements, or cross-guaranties.

REPORTING Definitions Secured Debt Ratio* Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s pro rata share of Total Secured Debt from the Company’s unconsolidated joint ventures is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Total Market Equity The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock (if applicable) multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end. Total Secured Debt Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Company’s unconsolidated joint ventures. Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. Total Debt Consolidated Debt at book value plus the Company’s pro rata share of total debt from the Company’s unconsolidated joint ventures. Total Gross Assets* Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Company’s unconsolidated joint ventures and its equity interest in HCR, after adding back accumulated depreciation and amortization. Yield* Cash NOI divided by Investment. For acquisitions, initial Yields are calculated as projected Cash NOI, 12 months forward, as of the closing date divided by total acquisition cost basis. The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs. Yield is subject to the same limitations and qualifications as Cash NOI. 40 Total Market Capitalization Total Debt plus Total Market Equity. * Non-GAAP Supplemental Measures The Company believes that net income, as defined by U.S. Generally Accepted Accounting Principles (GAAP), is the most appropriate measure of its operating performance. In addition to net income as defined by GAAP, the Company believes Adjusted Fixed Charge Coverage, CFC, DSC, EBITDA, Adjusted EBITDA, Facility EBITDA, Facility EBITDAR, Facility EBITDARM, Financial Leverage, Fixed Charges, FAD, FAD Payout Ratio, FFO, FFO Payout Ratio, FFO as adjusted, FFO as adjusted Payout Ratio, Net Debt, Net Debt to Adjusted EBITDA, NOI, Cash NOI, Secured Debt Ratio, Total Gross Assets and Yield are useful supplemental non-GAAP measures of its operating performance. As these non-GAAP measures have inherent limitations as analytical tools they should be used in conjunction with the Company’s most directly comparable GAAP presentations and not as alternatives to those indicators determined in accordance with GAAP. Further, the Company’s computations of these non-GAAP measures may not be comparable to similar measures reported by other companies. Historical reconciliations of Adjusted Fixed Charge Coverage, Financial Leverage and Secured Debt Ratio are available in the Company’s Current Reports on Form 8-K filed with the SEC on February 10, 2015 (2014 Metrics), February 11, 2014 (2013 Metrics), February 12, 2013 (2012 metrics), February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics). The information in this supplemental information package should be read in conjunction with the accompanying earnings release.

Reconciliations of Non-GAAP Measures Dollars in thousands EBITDA AND ADJUSTED EBITDA FROM NET INCOME Three Months Ended June 30, 2015 2014 Interest expense 118,632 106,842 Depreciation and amortization of real estate, in-place lease and other intangibles 120,403 113,133 41 HCP’s share of unconsolidated JV EBITDA(1) 11,901 3,568 EBITDA $ 416,473 $ 448,263 FX remeasurement gain (loss) (9,533) — Impairments (recoveries) 44,835 — Adjusted EBITDA $ 482,472 $ 455,669 (1) Reflects the pro rata share of amounts from the Company’s unconsolidated joint ventures and its equity interest in HCR. Gain on sales of real estate and real estate interests (61)— Severance-related charges 6,713 — Transaction-related items 24,045 7,406 Other joint venture adjustments 14,353 15,794 Equity income from unconsolidated joint ventures (12,001)(14,692) Income taxes (4,563) 1,339 Net income$ 167,748 $ 222,279

Reconciliations of Non-GAAP Measures Dollars in thousands ADJUSTED FIXED CHARGE COVERAGE Three Months Ended June 30, 2015 2014 Interest expense 118,632 106,842 Capitalized interest 2,006 2,858 42 TOTAL GROSS ASSETS June 30, 2015 December 31, 2014 June 30, 2014 Investments in and advances to unconsolidated joint ventures (641,487) (605,448) (190,730) Consolidated Gross Assets $ 24,485,645 $ 23,364,644 $ 22,371,874 HCP’s share of unconsolidated JV accumulated depreciation and amortization(1) 89,392 55,803 47,832 (1) Reflects the pro rata share of amounts from the Company’s unconsolidated joint ventures and its equity interest in HCR. Total Gross Assets $ 25,758,847 $ 24,509,036 $ 22,681,880 HCP’s share of unconsolidated JV assets(1) 1,183,810 1,088,589 262,174 Accumulated depreciation and amortization 2,779,005 2,600,152 2,418,435 Consolidated total assets $ 22,348,127 $ 21,369,940 $ 20,144,169 Adjusted Fixed Charge Coverage 3.9x 4.1x Fixed Charges $ 123,680 $ 111,282 HCP’s share of unconsolidated JV interest expense(1) 3,042 1,582 Adjusted EBITDA$ 482,472 $ 455,669

COMPANY Information Board of Directors Michael D. McKee Chairman of the Board, HCP, Inc. and Chief Executive Officer, Bentall Kennedy U.S., L.P. James P. Hoffmann Former Partner and Senior Vice President Wellington Management Company Brian G. Cartwright Senior Advisor Patomak Global Partners LLC Lauralee E. Martin President and Chief Executive Officer HCP, Inc. Christine N. Garvey Former Global Head of Corporate Real Estate Services, Deutsche Bank AG Peter L. Rhein General Partner Sarlot & Rhein David B. Henry Vice Chairman and Chief Executive Officer Kimco Realty Corporation Joseph P. Sullivan Chairman Emeritus of the Board of Advisors RAND Health 43 Senior Management Lauralee E. Martin President and Chief Executive Officer James W. Mercer Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary Jonathan M. Bergschneider Executive Vice President Life Science Estates Timothy M. Schoen Executive Vice President and Chief Financial Officer Thomas D. Kirby Executive Vice President Acquisitions and Valuations John D. Stasinos Senior Vice President International Thomas M. Klaritch Executive Vice President Medical Office Properties Kendall K. Young Executive Vice President Senior Housing Darren A. Kowalske Senior Vice President Hospitals/Post-Acute

833 Chestnut St. (MOB) Philadelphia, PA Forward Looking Statements & Risk Factors “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental report which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s expectations regarding (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, (ii) rentable square feet for land held for development, and (iii) HCR’s facility level EBITDAR coverage and HCR OpCo FCC. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to risks relating to the Company’s reliance on a concentration of a small number of tenants and operators for a significant portion of its revenues; the financial weakness of tenants and operators, including potential bankruptcies, significant litigation exposure and downturns in their businesses, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and/ or operators’ leases; the ability of the Company’s tenants and operators to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to replace an existing tenant or operator upon default; the risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision making authority and reliance on its partners’ financial condition and continued cooperation; the risk that the Company may not be able to achieve the benefits of investments within expected time frames or at all, or within expected cost projections; the potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on healthcare providers of legislation addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by 44 Continued

Physicians Park Nashville, TN Forward Looking Statements & Risk Factors (Continued) interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic conditions, and currency exchange rates; changes in the credit ratings on U.S. government debt securities or default or delay in payment by the U.S. of its obligations; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; and the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law. The information in this supplemental information package should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. 45 On the Company’s website, www.hcpi.com, you can access, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov. For more information, contact Timothy M. Schoen, Executive Vice President and Chief Financial Officer, at (949) 407-0400.

our commitment 46 STRATEGY EXECUTION RESULTS Corporate Headquarters 1920 Main Street, Suite 1200 Irvine, CA 92614 (949) 407-0700 London Office 24 Berkeley Square London, WIJ 6HE Los Angeles Office 11150 Santa Monica Boulevard, Suite 1600 Los Angeles, CA 90025 Nashville Office 3000 Meridian Boulevard, Suite 200 Franklin, TN 37067 San Francisco Office 950 Tower Lane, Suite 1650 Foster City, CA 94404